CODE OF ETHICS
                                       FOR
                              LEBENTHAL FUNDS, INC.
                        LEBENTHAL ASSET MANAGEMENT, INC.
                              LEBENTHAL & CO., INC.

                                TABLE OF CONTENTS
                                                                            PAGE

SECTION I.       PURPOSE AND DESIGN                                         1

SECTION II.      RESTRICTIONS                                               2

SECTION III.     REPORTING REQUIREMENTS                                     5

SECTION IV.      OTHER POLICIES                                             8

SECTION V.       SUPERVISORY PROCEDURES                                     9

SECTION VI.      ENFORCEMENT AND SANCTIONS                                  10

SECTION VII.     MISCELLANEOUS PROVISIONS                                   13

SECTION VIII.    DEFINITIONS                                                14

SECTION IX.      ACKNOWLEDGEMENT                                            18

      Appendix A-1:   Distributor's 17j-1 Certification
      Appendix A-2:   LAM's 17j-1 Certification
      Appendix A-3:   Fund's 17j-1 Certification
      Exhibit A:      Quarterly Transaction Report
      Exhibit B:      Initial Holdings Report
      Exhibit C:      Annual Holdings Report
      Exhibit D:      Compliance Officers
      Schedule A:     Compliance Manual for LAM
      Schedule B:     Employee Code of Ethics/Conduct Guidelines for Distributor


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

                                 CODE OF ETHICS
                                       FOR
                              LEBENTHAL FUNDS, INC.
                        LEBENTHAL ASSET MANAGEMENT, INC.
                              LEBENTHAL & CO., INC.

                              I. PURPOSE AND DESIGN

      This Code of Ethics ("Code") is adopted by Lebenthal Funds Inc. (the
"Fund" or "Portfolio") an open end investment company registered under the Investment Company Act of 1940 (the "1940 Act"), Lebenthal Asset Management,
Inc. (referred to as "LAM," "Fund Manager" or "Advisor") and Lebenthal & Co.,
Inc. ("Distributor") (the preceding companies and affiliates shall hereinafter be referred to all-inclusively as "The Companies") in an effort to prevent violations of Section 17 of the 1940 Act and the Rules and Regulations thereunder. (Terms used herein are defined in Section VIII.) This Code is designed to:

1. prevent investment activities by persons with access to certain information that might be harmful to the Fund or that might enable such persons to illicitly profit from their relationship with the Fund;

2. summarize the written policies and procedures designed to prevent the misuse of material, non-public information in violation of the Exchange
      Act of 1934 ("1934 Act"), the Advisers Act, or the Rules and Regulations thereunder, as required by Section 15(f) of the 1934 Act and Section 204A of the Advisers Act;

3. put our customers' interests first. The Companies seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by investors is something we value and endeavor to protect;

4. ensure that all personal securities transactions by employees are conducted consistent with the Code and Rule 17j-1 of the 1940 Act and in such a manner as to avoid any actual or potential conflicts of interest or appearance of conflict or any abuse of an individual's position of trust and/or responsibility.

      Each employee must read and retain a copy of this Code and sign the attached acknowledgment form (unless otherwise specified, "employees" shall refer to all employees of The Companies.) Direct any questions to the Executive
Vice President or his/her designee as listed on Exhibit D attached hereto. Each employee will be required to acknowledge compliance with the Code on a quarterly and an annual basis.


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

                                II. RESTRICTIONS

A.    Non-Public Information.

1. All employees shall use due care to ensure that material, non-public information remains secure and shall not divulge to any person any material, non-public information, except in the performance of his/her duties. For example, files containing material, non-public information should be restricted. If an Insider learns of any material, non-public information, such information shall not be divulged to any other person, except in the performance of his/her duties. Conversations containing such information should be conducted in private.

2. No Insider shall engage in Insider Trading, on behalf of himself/herself or others.

3. No employee shall divulge to any person contemplated or completed securities transactions of a Fund, except in the performance of his/her duties, unless such information previously has become a matter of public knowledge. If you think you might have access to material, non-public information, you should direct that to the Executive Vice President or his/her designee.

B.    Prescribed Activities Under Rule 17j-1(b).

      Rule 17j-1(b) under the 1940 Act provides:

      It shall be unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly, or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company-

      1. To employ any device, scheme or artifice to defraud such registered investment company;

      2. To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

      3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or


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

      4. To engage in any manipulative practice with respect to such registered investment company.

Any violation of Rule 17j-1(b) shall be deemed to be a violation of the Code.

C.    Covenant to Exercise Best Judgment.

      Investment Personnel shall act on their best judgment in effecting, or failing to effect, any Fund transaction and such person shall not take into consideration his/her personal financial situation in connection with decisions regarding Fund Portfolio transactions.

D.    Restrictions on Personal Investing Activities.

      Initial Public Offering (IPOs). Investment Personnel and their immediate family members are prohibited from purchasing IPOs of all securities.

      Private Placement. Access Persons are prohibited from purchasing private placements without express prior approval of the Executive Vice President or his/her designee.

      Blackout Periods. Access Persons are prohibited from executing a securities transaction on a day during which any investment company in his/her complex has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. In addition the Fund's portfolio manager is prohibited from buying or selling a security within seven (7) calendar days before and after the investment company that he/she manages trades that security. Any profits realized on trades within the proscribed periods will be disgorged.

      Ban on Short Term Trading Profits. Investment Personnel are prohibited from profiting in the purchase and sale or sale and purchase of securities, that the fund complex may invest by way of the prospectus restrictions, within 60 calendar days. Any profits realized on such short-term trades will be disgorged.

      Pre-clearance All Access Persons are required to "pre-clear" personal securities transactions. Pre-clearance means to seek the approval (in writing) of the Executive Vice President or his/her designee prior to the entry of the securities order. This restriction applies only to those securities that the fund complex may invest by way of the prospectus restrictions.

E.    Personal Dealing With Customers.

      Employees are prohibited from personally selling or purchasing securities directly or indirectly to or from a client account.


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

F.    Gifts.

      Access Persons and employees are not to accept gifts or gratuities from broker/dealers or vendors deemed excessive (over $100 or frequent in nature) which could impair or give the appearance of impropriety regarding their fiduciary responsibility to our clients.


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

                           III. REPORTING REQUIREMENTS

A.    Quarterly Transaction Report.

      In compliance with Rule 17-j(i) The Companies jointly undertake to take all reasonable and necessary steps to prevent any trading practices that might prove "fraudulent, deceptive or manipulative". Toward that effort, Rule 17-j also requires that every Access Person file a report with the firm concerning his or her personal securities transactions within 10 days of the end of the quarter in which the transaction took place.

      Therefore, not later than ten (10) days after the end of each calendar quarter, each Access Person shall submit a report which includes the following information with respect to transactions during calendar quarter in any security in which such Access Person has, or by reason of such transaction acquired, any direct or indirect beneficial ownership in the security. The report (a form of which is attached hereby as Exhibit A) shall include:

      1. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each security involved;

      2. The nature of the transaction (i.e., purchase, sale, gift or any other type of acquisition or disposition);

      3.    The price at which the transaction was effected;

      4. The name of the broker, dealer, or bank with or through whom the transaction was effected. If no transactions have occurred during the period, the report shall so indicate; and

      5.    The date that the report is submitted by the Access Person.

B.    Outside Brokerage Accounts.

      All employees are required to have duplicate confirmations and statements from outside investment accounts sent to the Lebenthal Compliance
      Department. It is a prohibition for portfolio managers to transact for their personal account using a broker they use for fund or managed account transactions. This includes any account in which they have beneficial ownership. This prohibition excludes the use of the manager's broker in cases of competitive bidding and new issue offerings.

C.    Disclosure of Personal Holdings.


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

      Employees are required to disclose personal securities holdings (using the form attached hereto as Exhibit B) upon commencement of employment (but in no event later than 10 days thereafter) and thereafter on an annual basis
      (using the form attached hereto as Exhibit C), including holdings other than those reflected on a traditional broker/dealer account (i.e. private placements, securities held in bank safe deposit boxes).

D.    Limitation on Reporting Requirements.

      Notwithstanding the provisions of Section IV.A., no Access Person shall be required to make a report:

      1. With transactions effected for any account over which such person does not have any direct or indirect influence or control; or

      2. If such a person is not an "interested person" of a Fund as defined in Section 2(a)(19) of the 1940 Act and would be required to make such a report solely by reason of being a director of a Fund, except where such director knows or, in the ordinary course of fulfilling his official duties as a director of a Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director, such Security is or was purchased or sold by a Fund or such purchase or sale by a Fund is or was considered by such Fund or "LAM". It is a disinterested director's actual or imputed knowledge at the time of his or her securities transaction which triggers the reporting obligation.
            Therefore, a disinterested director need only report a securities transaction when, at the time of that transaction he or she knows, or should have known, of the investment company's trading activity or consideration of trading activity.

      3. Where a report made to "LAM" would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Advisers
            Act.

E.    Reports of Violations.

      In addition to the quarterly reports required under this Section IV, Access Persons promptly shall report any transaction which is, or might appear to be, in violation of this Code. Such report shall contain the information required in quarterly reports filed pursuant to Sections IV.A.

F.    Filing of Reports.

      All reports prepared pursuant to this Section IV shall be filed with the Executive Vice President or his/her designee.


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

G.    Review by the Board of Directors.

      At the first Board of Directors Meeting following the end of each fiscal year , the Fund, "LAM" and Distribution shall each present to the Fund's directors an annual report which shall:

1. summarize existing procedures concerning personal investing and any changes in the procedures made during the past fiscal year;

2. describe in detail material violations of this Code for the prior fiscal year, unless such violations have previously been reported to the board of directors, and sanctions imposed in response to such material violations;

3. recommend changes, if deemed necessary, in existing restrictions or procedures based upon the investment company's experience under its code of ethic, evolving industry practices, or developments in applicable laws or regulations;

4. certify (using the forms attached hereto as Appendix A-1, A-2 and A-3) that the Fund, Adviser and Distributor, as applicable, has adopted procedures reasonably necessary to prevent access persons from violating the Code.


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

                               IV. OTHER POLICIES

A.    Service as a Director.

      Investment personnel are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization based upon a determination that the board service would be consistent with the interests of the investment company and its shareholders. In the relatively small number of instances in which board service is authorized, investment personnel serving as directors normally should be isolated from those making investment decisions through "Chinese Wall" or other procedures.

B.    Outside Business Activities

      Employees are required to notify the Lebenthal Compliance Department in writing of any outside business activities, whether or not they are securities related. The Executive Vice President or his/her designees will consult with senior management regarding the allowance of such activity.
      Examples include being a board member of a non-profit organization, owner or part-owner of a small business, etc.


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

                            V. SUPERVISORY PROCEDURES

The Compliance Manual which sets forth the Supervisory Procedures for LAM and the Employee Code of Ethics/Conduct Guidelines for The Companies are each provided to every employee upon commencement of his/her employment and are attached hereto as Schedules A and B, respectfully.


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

                          VI. ENFORCEMENT AND SANCTIONS

A.    General.

      Any person of The Companies who is found to have violated any provision of this Code including filing false or incomplete or untimely reports may be permanently dismissed, reduced in salary or position, temporarily suspended from employment, or sanctioned in such other manner as may be determined by the Board of Directors of Lebenthal Funds Inc., or the Compliance Department of Lebenthal Asset Management or Lebenthal & Co.,
      Inc., as the case may be, in their discretion. In determining sanctions to be imposed for violations of this Code, the Board of Directors and management of The Companies may consider any factors deemed relevant, including without limitation:

      1.    the degree of willfulness of the violation;
      2.    the severity of the violation;
      3. the extent, if any, to which the violator profited or benefited from the violation;
      4.    the adverse effect, if any, of the violation on the Fund;
      5. market value and liquidity of the class of Securities involved in the violation;
      6.    prior violations of the Code, if any, by the violator;
      7.    circumstances of discovery of the violation; and
      8. the violation involved the purchase or sale of Securities in violation of this Code (a) the price at which the Fund purchase or sale was made and (b) the violator's justification for making the purchase or sale, including the violator's tax situation, the extent of the appreciation or depreciation of the Securities involved, and the period the Securities have been held.

B.    Violations of Section II.D.

      1. At its election, a Fund may choose to treat a transaction prohibited under Section II.D of this Code as having been made for its account.
            Such an election may be made only by a majority vote of the directors of the Fund who are not Affiliated Persons of "LAM" or the Distributor. Notice of an election under this Paragraph B. 1 shall not be effective unless given to "LAM" or the Distributor within sixty (60) days after the Fund is notified of such transaction. In the event of a violation involving more than one Fund, recovery shall be allocated between the affected Funds in proportion to the relative net asset values of the Fund as of the date of the violation. A violator shall be obligated to pay the Fund any sums due to said Fund pursuant to paragraph B.2 below due to a violation by a member of the immediate family of such violator.

      2. If Securities purchased in violation of Section II.D of this Code have been sold by the violator in a bona fide sale, the Fund shall be entitled to recover the profit made by the violator. If such Securities are still owned by the violator, or have been disposed of by such violator other than by a bona fide sale at the time notice


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

            of election is given by the Fund, the Fund shall be entitled to recover the difference between the cost of such Securities to the violator and the fair market value of such Securities on the date the Fund acquired such Securities. If the violation consists of a sale of Securities in violation of Section II.D of this Code, the Fund shall be entitled to recover the difference between the net sale price per share received by the violator and the net sale price per share received by the Fund, multiplied by the number of shares sold by the violator. Each violation shall be treated individually, and no offsetting or netting of violations shall be permitted.

      3. Knowledge on the part of the General Counsel of a Fund of a transaction in violation of Section II.D of this Code shall be deemed to be notice to the Fund under Paragraph VI.B.1. Knowledge on the part of a director or officer of a Fund who is an Affiliated
            Person of "LAM" or the Distributor of a transaction in violation of this Code shall not be deemed to be notice under Section VI.B. 1.

      4. If the Board of Directors of a Fund determines that a violation of this Code has caused financial detriment to such Fund, upon reasonable notice to "LAM", "LAM" shall use its best efforts, including such legal Action as may be required, to cause a person who has violated this Code to deliver to the Fund such Securities, or pay to the Fund such sums, as the Fund shall declare to be due under this Section VI.B., provided that:

            a. "LAM shall not be required to bring legal action if the amount recoverable would not be expected to exceed $2,500;

            b. In lieu of bringing a legal action against the violator, "LAM" may elect to pay to the Fund such sums as the Fund shall declare to be due under this Section VI.B.; and

            c. "LAM" shall have no obligation to bring any legal action if the violator was not an Affiliated Person of The Companies.

C.    Rights of Alleged Violator.

      A person charged with a violation of this Code shall have the opportunity to appear before the Board of Directors, who have authority to impose sanctions pursuant to this Code, at which time such person shall have the opportunity, orally or in writing, to deny any and all charges, set forth mitigating circumstances, and set forth reasons why the sanctions for any violations should not be severe.


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

D.    Notification to General Counsel of Funds.

      The General Counsel of the Fund involved shall be advised promptly of the initiation and outcome of any enforcement actions hereunder.


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

                          VII. MISCELLANEOUS PROVISIONS

A.    Identification of Access Persons.

      "LAM" shall, on behalf of the Funds, identify all Access Persons who are under a duty to make reports under Section IV.A. and shall inform such persons of such duty.

B.    Maintenance of Records.

      "LAM" shall, on behalf of the Funds, maintain and make available records as required by Rule 17j-1(d).

C.    Effective Date.

      The effective date of this Code shall be April 27, 2000.


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

                                VIII. DEFINITIONS

A.    Portfolio Manager

      Those employees entrusted with the direct responsibility and authority to make investment decisions affecting an investment company, and who, therefore, is the person best informed about an investment company's investment plans and interests.

B.    Investment Personnel

      Includes the portfolio manager and securities analysts and traders who provide information and advice to a portfolio manager or who help execute the portfolio manager's decisions.

C.    Access Person

      Means any director, officer, or employee of "The Companies", who in the ordinary course of his/her business makes, participates in, or obtains information regarding the purchase or sale of securities for a Fund or whose functions or duties as part of the ordinary course of his/her business relate to the making of any recommendation to a Fund regarding the purchase or sale of securities, i.e. analysts, portfolio managers.
      Those individuals deemed to be access persons will receive a memo stating that they are access persons. Those individuals who do not receive such notice but consider themselves access persons should contact the Executive
      Vice President or his/her designee.

D.    "Advisers Act"

      Means the Investment Advisers Act of 1940, 15 U.S.C. 80b-1 to 80b-21

E.    "Affiliated Person" of another person means:

      1. Any person directly or indirectly owning, controlling, or holding with power to vote, five percent (5%) or more of the outstanding voting securities of such other person;

      2. Any person, five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

      3. Any person directly or indirectly controlling, controlled by, or under common control with, such other person;

      4. Any officer, director, partner, co-partner, or employee of such other person;

      5. If such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and


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

      6. If such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

F.    "Beneficial ownership"

      Means the opportunity to profit directly or indirectly from a transaction.

G.    "Board of Directors"

      Means the board of directors of a corporation or persons performing similar functions with respect to any organization, whether incorporated or unincorporated.

H.    "Control"

      Shall have the meaning as that set forth in Section 2(a)(9) of the 1940
      Act (power to exercise a controlling influence over the management or policies of a company unless such power is solely the result of an official position with such company.

I.    "Insider Trading"

      Means the use of material, non-public information to trade in a Security
      (whether or not one is an Insider) or the communication of material, non-public information to others. The concept of "Insider" is broad and it includes officers, partners and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs, and, as a result, is given access to information solely for the company's purposes.
      Given the potential liability related to the Insider Trading and Securities Fraud Enforcement Act of 1988, it is critical that all employees be familiar with this act.

      1. It is unlawful for any person to misuse, directly or indirectly, any material, non-public information (see definition below). Personnel in possession of such information may not be:

            a. purchasing or selling such securities for their own accounts, for accounts in which they have a beneficial interest, or over which they have the power, directly or indirectly, to make investment decisions (i.e. managed accounts);

            b. issuing research reports, recommendations or comments which could be construed as recommendations; or

            c. disclosing such information or any conclusions based thereon to any other person. An offhand comment to a friend may be used


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

                  unbeknownst to you by your friend to trade in securities and could result in substantial civil and criminal liability to you. Individuals needing this information to carry out professional responsibilities (i.e., compliance officer, legal counsel) must also treat this information confidentially.

J.    Penalties

      The penalties for insider trading are severe, for both the individual and the controlling persons (supervisors who may be held liable). The penalty which may be imposed on the person who committed a violation may be up to three times the profit gained or loss avoided by the transaction. The maximum jail term is ten years per violation. The penalty which may be imposed on the controlling person may be up to the greater of $1,000,000 or three times the profit gained or loss avoided. The maximum criminal fines are $1,000,000 per violation for individuals and $2,500,000 per violation for non-natural persons.

K.    "Material Non-Public Information"

      Any information which has not been made public and which a reasonable investor might consider important in making an investment decision For
      "non-public information" to be made public, it must be generally available through non-disclosure in a national business or financial wire service
      (i.e. Dow Jones or Reuters), a national new service (AP or UP1), a national newspaper (i.e., Wall Street Journal, or a public disseminated disclosure document (prospectus or proxy).

L.    "Member of immediate family"

      Includes such person's spouse, children under the age of twenty-five (25) years residing with such person, and any trust or estate in which such person or any other member of his immediate family has a substantial beneficial interest, or controls the investment decision, unless such person or any other member of his immediate family cannot control or participate in the investment decisions of such trust or estate.

M.    "Managed Account"

      Any account where continuous advice is given to a client or investments are made for a client based on the clients' individual needs. This service is provided to clients on both a discretionary and non-discretionary basis. The adviser offers this service to individuals, trusts, estates, corporations, pension and profit-sharing plans and investment companies.
      Account supervision is guided by the stated objectives of the client
      (i.e., maximum capital appreciation, growth, income or growth and income).

N.    "Security being considered for purchase or sale"


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

      This is when a recommendation to purchase or sell a security has been made and communicated in writing or orally and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.


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

                               IX. ACKNOWLEDGMENT

I have read and understand this Code and will comply in all respects with the policies and procedures herein.

Signature of Access Person-
                                        ----------------------------------------

Printed name of Access Person-
                                        ----------------------------------------

Date-
                                        ----------------------------------------

Please return this form to the compliance department. Thank you.

Received by Compliance Department-
                                        ----------------------------------------

Date-
                                        ----------------------------------------


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                                                                    Appendix A-1

                              LEBENTHAL & CO., INC.
                               New York, New York

                                        July 27, 2000

The Board of Directors
Lebenthal Funds, Inc.
New York, New York

Dear Sirs:

      The undersigned hereby certifies on behalf of Lebenthal & Co., Inc. (the
"Distributor") that the Distributor has adopted procedures reasonably necessary to prevent its "Access Persons" (as defined in Rule 17j-1 under the Investment
Company Act of 1940) from violating the Distributor's attached Code of Ethics.

                                        Very truly yours,


                                        ----------------------------------------
                                        Officer of Lebenthal & Co., Inc.


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

                                                                    Appendix A-2

                              LEBENTHAL FUNDS, INC.
                               New York, New York

                                        July 27, 2000

The Board of Directors
Lebenthal Funds, Inc.
New York, New York

Dear Sirs:

      The undersigned hereby certifies on behalf of Lebenthal Funds, Inc. (the
"Fund") that the Fund has adopted procedures reasonably necessary to prevent its "Access Persons" (as defined in Rule 17j-1 under the Investment Company Act of
1940) from violating the Fund's attached Code of Ethics.

                                        Very truly yours,


                                        ----------------------------------------
                                        Gregory Serbe
                                        Secretary


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

                                                                    Appendix A-3

                        LEBENTHAL ASSET MANAGEMENT, INC.
                               New York, New York

To the Board of Directors of Lebenthal Funds, Inc.

            Re:   Lebenthal Asset Management, Inc.

Dear Sirs:

      I, Jonathan C. Hubschman, am a Compliance Officer of Lebenthal Asset
Management, Inc. and I am familiar with Lebenthal Asset Management, Inc.'s attached Code of Ethics (the "Code"). Among my responsibilities is administering the Code, which includes reviewing employee personal transaction reports to prevent fraudulent conduct in connection with employees' personal transactions in securities.

      I hereby certify that Lebenthal Asset Management, Inc. has adopted internal procedures as contemplated by the Code reasonably necessary to prevent its access persons from violating the Code.


                                        ----------------------------------------
                                        Jonathan C. Hubschman

Dated:  July 27, 2000


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

                                                                       EXHIBIT A

                          QUARTERLY TRANSACTION REPORT

To:                                                           , Review Officer
    ----------------------------------------------------------

From:
      --------------------------------------------------------------------------
                                      (Your Name)

Date:
      --------------------------------------------------------------------------

      This Quarterly Transaction Report (the "Report") is submitted pursuant to
Section III.A of the Code of Ethics and supplies (below) information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by an Advisory Client) for the calendar quarter ended _________________________.

      Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

      For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a) (2) of the Securities Exchange Act of 1934.

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
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                                              Nature of                                                  Name of the
                                             Transaction                                                Broker, Dealer
                                               (whether                   Principal                      or Bank With
                                            Purchase, Sale                Amount of        Price At       or Through      Nature of
                                            or Other Type                 Securities      Which the        Whom The       Ownership
  Date of     Title of   Interest Maturity  of Disposition    Number     Acquired or     Transaction   Transaction Was       of
Transaction  Transaction   Rate     Date    Or Acquisition   of Shares   Disposed Of     Was Effected      Effected      Securities*
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

----------
* If appropriate, you may disclaim beneficial ownership of any security listed in this report.

                                                                       EXHIBIT B

                             INITIAL HOLDINGS REPORT

To:                                                           , Review Officer
    ----------------------------------------------------------

From:
      --------------------------------------------------------------------------
                                      (Your Name)

Date:
      --------------------------------------------------------------------------

      This Initial Holdings Report (the "Report") is submitted pursuant to
Section III.C of the Code of Ethics and supplies information with respect to securities in which I may be deemed to have, or to have had, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by an Advisory Client).

      Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

      For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a)(2) of the 1934 Act.

--------------------------------------------------------------------------------------------------------------------
                                                                                            Name of the Broker,
                                                                                            Dealer or Bank With
                                                                                              Whom Account in
                                                                 Principal Amount          Which Securities Were
     Title of Securities            Number of Shares              of Securities             Held is Maintained
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT C

                             ANNUAL HOLDINGS REPORT

To:                                                           , Review Officer
    ----------------------------------------------------------

From:
      --------------------------------------------------------------------------
                                      (Your Name)

Date:
      --------------------------------------------------------------------------

      This Annual Holdings Report (the "Report") is submitted pursuant to
Section III.C of the Code of Ethics and supplies information with respect to securities in which I may be deemed to have any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by an Advisory Client) as of December 31, ______.

      Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

      For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a)(2) of the 1934 Act.

--------------------------------------------------------------------------------------------------------------------
                                                                                            Name of the Broker,
                                                                                            Dealer or Bank With
                                                                                              Whom Account in
                                                                 Principal Amount          Which Securities Are
     Title of Securities            Number of Shares              of Securities             Held is Maintained
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT D

                               COMPLIANCE OFFICERS

                  Jonathan C. Hubschman
                  James McGrath

                                                                      SCHEDULE A

                                COMPLIANCE MANUAL

                                       FOR

                              LEBENTHAL & CO., INC.

                                                                      SCHEDULE B

                   EMPLOYEE CODE OF ETHICS/CONDUCT GUIDELINES

                                       FOR

                              LEBENTHAL & CO., INC.